Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GTSI Corp. Amended and Restated 2007 Stock Incentive Plan of our report dated March 30, 2007, with respect to the consolidated financial statements and schedule of GTSI Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
June 19, 2007